                               SEVERANCE AGREEMENT

         Agreement made as of the 1st day of November, 2000, between SunSource Technology Services Inc., a Delaware corporation ("Company"), SunSource, Inc., a Delaware corporation ("SunSource"), and Justin Jacobi ("Employee").

         WHEREAS, Employee has been retained as the President and Chief Operating Officer of the Company; and

         WHEREAS, the Company has determined that appropriate steps should be taken to and encourage the attention and dedication of Employee to his assigned duties without distraction; and

         WHEREAS, in consideration of Employee's continued employment with the Company, the Company agrees that Employee shall receive the compensation set forth in this Agreement against the adverse financial and career impact on Employee in the event Employee's employment with the Company is terminated under specified circumstances;

         WHEREAS, SunSource agrees to serve as the guarantor of the obligations of the Company hereunder;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Definitions. For all purposes of this Agreement, the following terms shall have the meanings specified in this Section unless the context clearly otherwise requires:

         (a) "Cause" shall mean a finding by the Company that Employee has: (i) materially failed to perform assigned duties and does not remedy such material breach within 30 days after receiving written notice specifying the details thereof; (ii) been engaged in fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment or service or deliberate injury to the Company; or (iii) disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information.

         (b) "Change of Control" means the occurrence of any one of the following events:

                  (i) the sale or other disposition of 25% or more of the voting stock of the Company, (ii) the sale or other disposition of all or substantially all of the assets of the Company, (iii) a liquidation or dissolution of the Company; provided, however, that any such action with respect to the Company shall not constitute a change of control so long as SunSource continues to own, directly or indirectly, substantially all of the assets thereof.

         (c) "Constructive Termination Without Cause" shall mean a termination of Employee's employment by Employee following the occurrence, without his prior written consent, of one or more of the following events: (i) a material reduction in Employee's compensation; (ii) a significant diminution in Employee's duties, responsibilities, titles or position, or the assignment to Employee of duties and responsibilities inconsistent with the title or positions held by Employee on the date of this Agreement; or (iii) the required geographical relocation of Employee out of the greater Chicago, Illinois area. A Constructive Termination Without Cause will not take effect unless: (A) Employee has delivered written notice to the Company within 60 days after acquiring knowledge of one of the events described in this Subsection 1(c) that provides a basis for Constructive Termination Without Cause, stating which one of these events has occurred; and (B) within 30 days after receipt of such notice the Company has not remedied such event and provided Employee with written notice of such remedy.

         (d) "Earned Bonus" shall mean any bonuses earned under the Company's annual bonus program on the special "STS Turnaround Bonus Pool" program. For purposes hereof, a bonus shall not be deemed to have been earned until the completion of the calendar year to which it relates and accordingly, Employee will not be deemed to have earned any bonus with respect to the calendar year in which he incurs a Termination of Employment. Anything contained herein to the contrary notwithstanding, Employee shall be deemed to have an Earned Bonus for the year 2001 equal to a minimum of forty (40%) percent of his initial Base Salary.

         (e) "Salary" shall mean Employee's base salary at the time of reference exclusive of any and all bonuses, incentives and fringe benefits of any kind. Employee's Salary as of the date of this Agreement is $288,000 per year.

         (f) "Termination Date" shall mean the date of Employee's termination of employment with the Company.

         (g) "Termination of Employment" shall mean the termination of Employee's employment by the Company.

         2. Severance Benefits upon Termination.

         (a) If upon or within one year following a Change of Control (i) Employee suffers a Termination of Employment for any reason other than Cause, death or disability (within the meaning of section 22(e)(3) of the Internal Revenue Code) of Employee or (ii) Employee suffers a Constructive Termination Without Cause, the Company shall pay Employee his Salary for a period of thirty
(30) months from the Termination Date. In addition, Employee shall be entitled to receive his Earned Bonus, if any, at the time or times and in the same manner that such Earned Bonus would have become payable to him if he had not had a Termination of Employment.

         (b) If prior to a Change of Control (i) Employee suffers a Termination of Employment for any reason other than Cause, death or disability (within the meaning of section 22(e)(3) of the Internal Revenue Code) of Employee or (ii) Employee suffers a Constructive Termination Without Cause, the Company shall pay Employee his Salary for a period of twelve (12) months from the Termination Date. In addition, Employee shall be entitled to receive his Earned Bonus, if any, at the time or times and in the same manner that such Earned Bonus would have become payable to him if he had not had a Termination of Employment.

         (c) Salary payments under this Section 2 shall be paid in accordance with the Company's normal payroll practices, with the first payment commencing as soon as practicable after Employee's Termination Date. In no event will interest be credited on the unpaid balance to which Employee may become entitled. Payment shall be made by mail to the last known address provided by Employee to Company or, at Employee's option by direct deposit to Employee's account at a bank or other financial instruction designated by Employee.

         (d) All payments hereunder to Employee shall cease upon the occurrence of the earliest of:

                  (i) completion of payment to Employee of benefits described in this Section 2;

                  (ii) the date Employee again becomes employed by the Company, an affiliate of the Company or a successor in interest to either;

                  (iii) disclosure of confidential information described in
Section 7;

                  (iv) competition in violation of Section 8; or

                  (v) the death or disability (within the meaning of section 22(e)(3) of the Internal Revenue Code) of Employee.

         (e) All benefits under this Agreement including, but not limited to, payments under this Section 2, and other benefits under Section 4 shall be conditioned upon the execution and continued acceptance of a release, in a form then used by the Company or SunSource for other similarly situated executives. If Employee has received benefits hereunder and subsequently repudiates the release in any manner, he shall repay (i) the amount of payments under Section 2 and (ii) the value of any other benefits received under Section 4 or otherwise hereunder.

         3. Other Severance Benefits. The payment due under Section 2 hereof shall be in lieu of any severance or similar payments or benefits accrued for Employee, or to which Employee otherwise becomes entitled, through the Termination Date under any other severance or similar plan, policy or program of the Company. Anything contained herein to the contrary notwithstanding, if Employee becomes entitled to any severance or similar payments or benefits under any such other plan, policy or program, any amounts otherwise due and payable hereunder shall be offset by the amount of such other payments or benefits.

         4. Other Benefits.

         (a) Except as provided in Subsection (b) below, nothing in this Agreement shall prevent or limit Employee's continuing or future participation in or rights under any benefit, bonus, incentive or other plan or program provided by the Company, and for which Employee may qualify, from the date hereof through the Termination Date.

         (b) During the period in which Employee is entitled to payments under
Section 2, the Company shall (i) continue to provide Employee with the fringe benefits listed in Attachment A, and (ii) continue Employee's coverage in the Company's welfare benefit plans as available to similarly situated active executives of the Company, to the extent permissible under the terms of such plans and the applicable provisions of law, including the Internal Revenue Code, until such time as Employee becomes entitled to a substantially similar welfare benefit package at his new employer. Anything contained herein to the contrary notwithstanding, the Company's obligation to provide medical and dental benefits shall be limited to reimbursement of Employee's cost of COBRA continuation coverage under the Company's medical and dental benefits plan. Nothing herein shall alter the Company's right to amend, modify or terminate any such welfare benefit plans.

         5. Set-Off. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations shall be subject to set-off, counterclaim, recoupment, defense or other right which the Company may have against Employee.

         6. Taxes. Any payment required under this Agreement shall be subject to all requirements of the law with regard to the withholding of taxes, filing, making of reports and the like, and the Company shall use its best efforts to satisfy promptly all such requirements.

         7. Confidential Information.

         (a) Employee will have possession of or access to confidential information relating to the business of the Company, including writings, equipment, processes, drawings, reports, manuals, invention records, financial information, business plans, customer lists, the identity of or other facts relating to prospective customers, inventory lists, arrangements with suppliers and customers, computer programs, or other material embodying trade secrets, customer or product information or technical or business information of the Company. All such information, other than any information that is in the public domain through no act or omission of Employee or which he is authorized to disclose or required to disclose in connection with legal or administrative proceedings, is referred to collectively as "Confidential Information." During or after the Termination Date, Employee shall not (i) use or exploit in any manner Confidential Information for himself or any person, partnership, association, corporation or other entity other than the Company, (ii) remove any Confidential Information, or any reproduction thereof, from the possession or control of Company or (iii) treat Confidential Information other than in a confidential manner.

         (b) All Confidential Information developed, created or maintained by Employee, alone or with others while employed by the Company, and all Confidential Information maintained by Employee thereafter, shall remain at all times the exclusive property of the Company. Employee shall return to the Company all Confidential Information, and reproductions thereof, whether prepared by him or others, that are in his possession immediately upon request and in any event upon the termination of his employment with the Company.

         (c) For purposes of this Section 7, the term "Company" shall include the Company, SunSource and their subsidiaries.

         8. Agreement Not to Compete. During the Restricted Period (defined below), Employee shall not, at any time within the Territory (defined below), directly or indirectly, engage in, or have any interest on behalf of himself or others in, any firm, corporation or business (whether as an employee, officer, director, agent, security holder, creditor, partner, joint venturer, beneficiary under a trust, investor, consultant or otherwise) that engages within the Territory in any of the business activities in which the Company shall have been engaged at any time during the one year prior to the termination of Employee's employment (the "Restricted Business"); provided, however, that nothing contained herein shall prevent or prohibit Employee from owning of record or beneficially up to 1% of the stock or equity of any corporation or other business entity engaged in the Restricted Business if such corporation or other entity is traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market. In addition, during the Restricted Period, Employee shall not directly or indirectly solicit or otherwise encourage any of the Company's employees to terminate their employment with the Company. The "Restricted Period" means the period during which the Company is required to pay Salary or Earned Bonus to Employee under Section 2, but in no event less than the period of one year following Employee's Termination Date. The "Territory" means any part of North America in which the Company engages in the Restricted Business during the Restricted Period. If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable law, including with respect to time or space, the court is hereby requested and authorized by the parties hereto to revise the foregoing restriction to include the maximum restrictions allowable under applicable law. Employee acknowledges, however, that this Section 8 has been negotiated by the parties hereto and that the geographical and time limitations, as well as the limitation on activities, are reasonable in light of the circumstances pertaining to the existing business of the Company. For purposes of this Section 8, the term "Company" shall include the Company, SunSource and their subsidiaries.

         9. SunSource as Guarantor. SunSource expressly agrees to serve as guarantor of the obligations of the Company hereunder.

         10. Remedies. The Employee expressly acknowledges that the remedy at law for any breach of Sections 7 or 8 will be inadequate and that upon any such breach or threatened breach, the Company shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, in equity or otherwise, and to enforce the specific performance of Employee's obligations under these provisions without having to prove actual damage to the Company or the inadequacy of a legal remedy. The rights conferred upon the Company by the preceding sentence shall not be exclusive of, but shall be in addition to, any other rights or remedies which the Company may have at law, in equity or otherwise. For purposes of this Section 10, the term "Company" shall include the Company, SunSource and their subsidiaries.

         11. Notice. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be delivered personally or mailed by registered or certified mail, return receipt requested, or by overnight express courier service, as follows:

                      If to the Company, to:

                      SunSource Technology Service Inc.
                      2301 Windsor Court
                      Addison, IL 60101
                      Attention: Chuck Freeman

                      with a copy to SunSource, to:
                      SunSource
                      One Logan Square
                      Suite 3000
                      Philadelphia, PA  19103
                      Attn: Maurice P. Andrien, Jr.
                            President and CEO

                      If to Employee, to:

                            Mr. Justin Jacobi
                            390 Appleblossom Lane
                            Bay Village,  OH  44140

or to such other names or addresses as the Company, SunSource or Employee, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section. Any such notice shall be deemed delivered and effective when received in the case of personal delivery, five days after deposit, postage prepaid, with the U.S. Postal Service in the case of registered or certified mail, or on the next business day in the case of overnight express courier service.

         12. Governing Law. This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions.

         13. Contents of Agreement, Amendment and Assignment.

         (a) This Agreement supersedes all prior agreements, sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment executed by Employee, the Company and SunSource.

         (b) Nothing in this Agreement shall be construed as giving Employee any right to be retained in the employ of the Company.

         (c) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Employee hereunder shall not be assignable in whole or in part.

         14. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

         15. Remedies Cumulative; No Waiver. No right conferred upon the parties by this Agreement is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by a party in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof.

         16. Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect until twelve (12) months after the occurrence of a Change of Control; provided, however, that in the event Employee shall have incurred a Termination of Employment prior thereto, this Agreement shall continue in effect until the satisfaction of all obligations of the parties hereunder.

         17. Survivorship. The respective rights and obligations of the parties under this Agreement shall survive any termination of the Employee's employment to the extent necessary to the intended preservation of such rights and obligations.

         18. Miscellaneous. All section headings are for convenience only. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.


                            SUNSOURCE TECHNOLOGY SERVICES INC.



                            By:  /s/ Maurice P. Andrien
                                 ----------------------------------



                            SUNSOURCE, INC.


                            By:  /s/ Joseph M. Corvino
                                 ----------------------------------



                            EMPLOYEE

                                 /s/ Justin M. Jacobi
                                 ----------------------------------

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                                  ATTACHMENT A

                                 FRINGE BENEFITS


Auto Allowance                                                  $1,050 per month

Country Club Reimbursement                               Reasonable Monthly Dues